LEE ENTERPRISES, INCORPORATED
                               400 Putnam Building
                               215 N. Main Street
                            Davenport, IA 52801-1924




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                February 1, 1996



TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), will be held in the second floor conference room of the offices of the Company, 215 N. Main Street, Davenport, Iowa, on February 1, 1996, at 9:00 A.M., for the following purposes:

         (1) To elect three directors for terms of three years, and one director for a term of one year;

         (2) To consider and act upon a proposal to establish an Annual Incentive Bonus Program for Key Executives;

         (3) To consider and act upon a proposal to amend the 1990 Long Term Incentive Plan;

         (4) To consider and act upon a proposal to amend and extend the 1977 Employee Stock Purchase Plan;

         (5) To consider and act upon a proposal to adopt the 1996 Stock Plan for Non-Employee Directors; and

         (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed December 8, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         You are invited to attend this meeting; however, if you do not expect to attend in person you are urged to execute and return immediately the enclosed proxy, which is solicited by management. You may revoke your proxy and vote in person should you attend the meeting.



                           C. D. Waterman III, Secretary

Davenport, Iowa
December 27, 1995

                         LEE ENTERPRISES, INCORPORATED
                       1996 ANNUAL MEETING OF STOCKHOLDERS

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lee Enterprises, Incorporated (the "Company"), to be voted at the annual meeting of the stockholders of the Company to be held on Thursday, February 1, 1996, or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting.


         The principal executive offices of the Company are located at 400 Putnam Building, 215 N. Main Street, Davenport, Iowa 52801. This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about December 27, 1995, together with a copy of the Company's Annual Report for the fiscal year ended September 30, 1995.


                                VOTING PROCEDURES

         Stockholders of record at the close of business on December 8, 1995 will be entitled to vote at the meeting or any adjournment thereof. As of December 8, 1995, there were 34,223,986 shares of Common Stock and 13,169,862 shares of Class B Common Stock outstanding. Each share of Common Stock is entitled to one vote at the meeting; each share of Class B Common Stock is entitled to ten votes at the meeting.

         The presence, in person or by proxy, of a majority of the voting power of Common Stock and Class B Common Stock of the Company issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the voting power of Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting is required to elect directors, and the affirmative vote of the holders of a majority of the voting power of Common Stock and Class B Common Stock is required to act on Proposals 2, 3, 4 and 5 as more fully set forth in this Proxy Statement and on any other matter properly brought before the meeting.

         Abstentions from voting will be included for purposes of determining whether the requisite number of affirmative votes are received on any matters submitted to the stockholders for vote and, accordingly, will have the same effect as a vote against such matters. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote, and will have no effect on the vote, in respect to that matter.

         In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the accompanying proxy card. All properly executed proxy cards delivered by stockholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all directors and the approval of Proposals 2, 3, 4 and 5 as more fully set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

         Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

          Three directors are to be elected at the annual meeting to hold office for three year terms expiring at the annual meeting of stockholders in 1999, and one director is to be elected for a one year term expiring at the annual meeting of stockholders in 1997. Each of the individuals named below is a nominee of the Nominating Committee of the Board of Directors; each is presently a director whose current term expires February 1, 1996.

          Proxies will be voted for the election of these nominees unless the stockholder giving the proxy withholds such authority. If as a result of circumstances not now known any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as management may select. Information about the nominees and directors continuing in office is set forth below:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                    Principal ..............    Proposed    Director
Nominee ....................................       Occupation            Age     Term         Since
-------                                        --------------------      ---    --------    --------

Rance E ....................................   President, Crain           57    3 years       1990
Crain ......................................   Communications (2)               (1999)

Richard D ..................................   President and Chief        53    3 years       1986
Gottlieb ...................................   Executive Officer (1)            (1999)

Phyllis ....................................   Retired (2)(4)             65    3 years       1977
Sewell .....................................                                    (1999)

Richard W ..................................   Consultant and Retired     72    1 year        1982
Sonnenfeldt ................................   Chief Executive Officer          (1997)
                                               of NAPP Systems Inc. (3)

                         DIRECTORS CONTINUING IN OFFICE

                                               Principal                  Remaining  Director
Director                                      Occupation             Age     Term      Since
--------                                    ----------------         ---  ---------  --------

Andrew E. Newman ........................   Chairman and CEO,         51    2 years    1991
                                            Race Rock Interna-              (1998)
                                            tional (2)

Ronald L ................................   Vice President-           57    2 years    1986
Rickman .................................   Newspapers                      (1998)

Lloyd G .................................   Chairman of the           69    2 years    1959
Schermer ................................   Board (1)                       (1998)

J. P. Guerin ............................   Investor (1)(3)           66    1 year     1985
                                                                            (1997)

Charles E ...............................   Chairman of the Board,    67    1 year     1990
Rickershauser, Jr.                          PS Group, Inc. (3)(4)           (1997)

Mark Vittert ............................   Investor (2)(4)           47    1 year     1986
                                                                            (1997)

(1)  Member of Executive Committee
(2)  Member of Executive Compensation Committee
(3)  Member of Audit Committee
(4)  Member of Nominating Committee

         Mr. Crain is the President and Editorial Director of Crain Communications, a diversified publishing company with its principal offices in Chicago, IL.

         Mr. Gottlieb was elected Chief Executive Officer of the
Company on May 11, 1991, and prior thereto served as President and Chief Operating Officer.

         Until July, 1988, Mrs. Sewell was a Senior Vice President of Federated Department Stores. Mrs. Sewell is also a director of Pitney Bowes Inc., Stamford, CT and SYSCO Corporation,
Houston, TX.

         From September 1, 1987 to September 28, 1990, Mr. Sonnenfeldt held the position of Chairman of the Board and Chief Executive Officer of NAPP Systems Inc., a subsidiary of the Company. He is a director of Solar Outdoor Lighting Co., Stuart, FL and TRIDEX Corporation, Westport, CT. He is also a member of the Council on Foreign Relations, the American Council on Germany, and is a Fellow of the IEEE.

         Mr. Newman is Chairman and CEO of Race Rock International,
     St. Louis, MO. He was Chairman of Edison Brothers Stores, Inc., until April 1995. He is a director of Dave & Buster's Inc., Dallas, TX; and Boatmen's Bancshares, Edison Brothers Stores, and Sigma-Aldrich Corporation, all of St. Louis, MO. On November 3, 1995, Edison Brothers Stores filed a petition for reorganization under Chapter XI of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware. Further proceedings are still pending.

         For  more  than  the  past  5  years,   Mr.   Rickman   has  been  Vice
President-Newspapers of the Company.

         Mr. Schermer was Chairman and Chief Executive Officer of the Company until May 11, 1991 when, upon his recommendation, the Board of Directors elected Mr. Gottlieb as Chief Executive
Officer.

         Mr. Guerin is Vice-Chairman of Daily Journal Company, Los Angeles, CA and a director of PS Group, Inc., San Diego, CA and
Chairman of Tapestry Films and Mitchum Securities Corp., Los
Angeles, CA.

         Mr. Rickershauser is Chairman of the Board of PS Group,
Inc., San Diego, CA.  He is also a director of City National
Corporation and of The Vons Companies, Inc., Los Angeles, CA.

         Mr. Vittert is a private investor and a director of Munsingwear, Inc., Minneapolis, MN and Dave and Buster's, Inc.,
Dallas, TX.

          DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors met 5 times in fiscal 1995.

         The Company's Audit Committee met 3 times in fiscal 1995; its functions are to review the scope, timing and other considerations relative to the independent auditors' annual examination of financial statements, and the adequacy of internal control and the internal audit functions; and to evaluate the performance of external and internal auditors and the Company's accounting and financial departments. In addition, the Committee reviews professional services provided by the Company's independent auditors, in general, prior to rendering of such services, and the possible effect of any nonaudit-related services upon the independence of the Company's independent auditors.

         The Company's Nominating Committee met one time in fiscal year 1995; its functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board, and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees. The Nominating Committee will consider nominees recommended by the stockholders. Recommendations should be sent to Charles E. Rickershauser, Jr., Chairman, Nominating Committee, c/o the Company, at the address shown on the cover of this Proxy Statement.

         The Company's Executive Compensation Committee met 3 times in fiscal 1995; its functions are to administer the Company's 1962 Deferred Compensation Unit Plan, the Supplementary Benefit Plan, the 1982 Incentive Stock Option Plan and the 1990 Long Term Incentive Plan; to establish salary ranges and salaries, bonus formulae and bonuses, and participation in other benefit plans or programs, for elected officers; to determine employment terminations involving payment to any individual in excess of $150,000, and to approve employment contracts for executives extending beyond one year; and to approve the position description, performance standards and Key Result Areas for Bonus Criteria for the Chief Executive Officer of the Company and to measure his performance thereunder. In addition, the Committee recommends to the Board of Directors significant employee benefit programs and bonus or other benefit plans affecting individuals on the executive payroll other than elected officers.

         No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during 1995.


                            COMPENSATION OF DIRECTORS

         No Company employee receives any remuneration for acting as a director. In fiscal 1995 Messrs. Newman, Vittert, Crain, Rickershauser, Guerin, Schermer and Sonnenfeldt and Mrs. Sewell were paid a $24,400 annual retainer, $1,000 for each Board meeting attended and $700 for each Committee meeting attended. Committee chairmen were also paid $3,000 extra as an annual retainer for acting as such. Mr. Schermer received an additional stipend of $50,000 for his services as Chairman of the Board. Directors engaged to provide consultative services are compensated at the rate of $1,500 per diem. The Company in fiscal 1995 also paid to Mr. Sonnenfeldt $60,000 for consultative services rendered to the Company and its subsidiary, NAPP Systems Inc. No other non-employee director was paid additional compensation for consultative services in fiscal 1995.

         The Board of Directors has authorized non-employee directors, prior to the beginning of any Company fiscal year, to elect to defer receipt of all or any part of compensation a director might earn during such year. Amounts so deferred will be paid to the director upon his or her ceasing to be a director or upon attaining any specified age between 60 and 70, together with interest thereon at the average rate of interest earned by the Company on its invested funds during each year. Alternatively, directors may elect to have deferred compensation credited to a "rabbi trust" established by the Company with an independent trustee, which administers the investment of amounts so credited for the benefit and at the direction of the trust beneficiaries until their accounts are distributed under the deferred compensation plan.

          In  November,  1995 the  Board of  Directors  adopted  the  Stock
Plan for Non-Employee Directors,  which is more fully described in Proposal
5 in this Proxy Statement, in lieu of an increase or the annual cash retainer. Upon stockholder approval, non-employee directs will receive an annual grant of 500 shares of Common Stock, and may elect to receive all or 50% of the cash retainer and meeting fees described above in Common Stock of the Company.

          The Company also matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by directors.

                 EQUITY SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth information as of December 8, 1995 as to each person known by the Company to own beneficially more than five (5%) percent of the Common Stock or Class B Common Stock of the Company.


                                                                               Percent              Class B           Percent
Beneficial Owner                                          Common Stock         of Class           Common Stock        of Class
----------------                                          ------------         --------           ------------        --------

Journal Limited ................................            3,293,286           9.6%                       --               --
  Partnership
4230 So. 33rd Street
Lincoln, NE  68506

New England ....................................              991,000           6.29%                      --               --
 Investment Co
c/o Reich & Tang
 Asset Management, L.P
600 Fifth Avenue
8th Floor
New York, NY 10020

Lloyd G. Schermer (1) ..........................              643,428           1.88%               1,183,186            8.98%
c/o Lee Enterprises,
Incorporated
215 N. Main Street
Davenport, IA 52801

Betty A. Schermer (2) ..........................              472,272           1.38%               1,079,954            8.20%
c/o Lee Enterprises,
Incorporated
215 N. Main Street
Davenport, IA 52801

     (1) Includes (i) 80,322 Common and 455,028 Class B Common shares owned by a trust as to which Lloyd G. Schermer retains sole voting and investment powers;
(ii) 277,254 Common shares subject to acquisition within 60 days by the exercise of outstanding stock options; (iii) 9,924 Common and 30,210 Class B Common shares held by a charitable foundation as to which Lloyd G. Schermer has shared voting and investment power; (iv) 348,838 Class B Common shares held by a charitable trust as to which Lloyd G. Schermer has sole voting and shared investment power; and (v) 110,020 Common and 110,020 Class B Common shares held by a trust and 165,908 Common and 239,090 Class B Common shares held by a charitable trust as to which Lloyd G. Schermer shares voting and investment powers. Lloyd G. Schermer disclaims beneficial ownership of 285,852 Common and 728,158 Class B Common shares listed above, and of the Common and Class B Common shares beneficially owned by Betty A. Schermer listed above and described in footnote (2) below.

     (2) Includes (i) 296,440 Common and 761,338 Class B Common shares owned by trusts under which Betty A. Schermer has sole voting and investment powers; (ii) 165,908 Common and 239,090 Class B Common shares owned by a charitable trust as to which Betty A. Schermer shares voting and investment powers, but disclaims all beneficial ownership; and (iii) 9,924 Common and 30,210 Class B Common shares held by a charitable foundation as to which Betty A. Schermer has shared voting and investment power, but disclaims all beneficial ownership. Betty A. Schermer also disclaims beneficial ownership of all Common and Class B Common shares beneficially owned by Lloyd G. Schermer listed and described in footnote
(1) above.

     The following table sets forth information as to the Common Stock and Class B Common Stock of the Company beneficially owned as of December 8, 1995 by each director, each of the named executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group:

Name and
Address of                                                            Percent          Class B Common             Percent
Beneficial Owner                              Common Stock            of Class              Stock                 of Class
----------------                              ------------            --------         --------------             --------

Larry L. Bloom (2)....................           13,040                      *                   0                       0
1021 Carriage Place Drive
Bettendorf, IA  52722

Rance E. Crain  ......................            2,000                      *                   0                       0
220 E. 42nd Street
Room 930
New York, NY 10017

Richard D. Gottlieb (1)(2).............         510,472                 1.492%             124,170                       *
11 Deer Hill Road
Pleasant Valley, IA 52767

J. P. Guerin (1).......................               0                     0              106,814                       *
55 S. Grand Ave
34th Floor
Los Angeles, CA 90024

Andrew E. Newman ......................           2,000                     *                    0                       0
501 N. Broadway
St. Louis, MO 63102

Charles E .............................           2,000                     *                    0                       0
Rickershauser, Jr
355 S. Grand Ave
34th Floor
Los Angeles, CA 90071

Ronald L. Rickman (2) .................         289,756                     *                79,746                      *
3265 Woodcrest Drive
Bettendorf, IA 52722

Lloyd G. Schermer (1)(2) ..............         939,868                 2.746%            1,993,840                15.139%
c/o Lee Enterprises,
 Incorporated
400 Putnam Building
215 N. Main Street
Davenport, IA 52801

Gary N. Schmedding (1)(2) .............         176,650                      *                9,064                      *
5743 Lewis Court
Bettendorf, IA 52722

Phyllis Sewell ........................           1,900                      *                2,900                      *
7716 Pinemeadow
Cincinnati, OH 45224

Richard W. Sonnenfeldt ................           1,800                      *                  200                      *
4 Secor Drive
Port Washington, NY 11050

Mark Vittert ..........................           2,000                      *                    0                      0
750 S. Price Road
Ladue, MO

Floyd Whellan (1)(2) ..................         141,956                      *                    0                      0
6401 Utica Ridge Road
Bettendorf, IA

All present executive officers ........       2,199,173                 6.341%            2,317,138                17.591%
and directors as a group (17)

* Less than one (1%) percent of the class.


(1) The following directors and officers disclaim beneficial ownership of the following shares, included above, not owned personally by them or held for their benefit: Schermer, 758,124 Common Stock, 1,808,112 Class B Common Stock; Gottlieb, 22,804 Common Stock, 32,584 Class B Common Stock; Guerin, 2,850 Class B Common Stock; and Schmedding, 40 Common Stock.

(2) This table includes the following shares subject to acquisition within 60 days by the exercise of outstanding stock options: Schermer, 277,254 Common Stock; Gottlieb, 426,266 Common Stock; Rickman, 239,736 Common Stock; Schmedding, 147,092 Common Stock; Whellan, 123,118 Common Stock; and Bloom, 8,340 Common Stock.


                       COMPENSATION OF EXECUTIVE OFFICERS

         The following tables and discussion summarize the compensation which the Company paid for services rendered in all capacities for the fiscal year ended September 30, 1995 to the chief executive officer of the Company and to each of the four other most highly compensated executive officers of the Company. All share and share price data, including stock option and restricted stock information, is stated to give effect to a two-for-one stock split declared November 9, 1995 to stockholders of record on November 20, 1995, pursuant to which shares were distributed as of December 8, 1995.


                           Summary Compensation Table


                                            Annual Compensation                          Long Term Compensation  (1)

                                                                                            Awards    Payouts


            (a)                                    (b)      (c)        (d)        (e)        (f)        (g)        (h)        (i)

                                                                                 Other                                         All
         Name and                                                                Annual   Restricted                         Other
         Principal                                                               Compen-    Stock      Stock      LTIP      Compen-
         Position                                  Year   Salary($)  Bonus($)   sation($)  Awards($) Options(#) Payouts($) sation($)
         --------                                  ----   ---------  --------   --------- ---------- ---------- ---------- ---------
                                                                                   (3)        (4)                  (6)         (7)

Richard D. Gottlieb ............................   1995   $460,000   $360,000   $  5,000   $112,000     47,906    541,420   $ 94,092
 President and .................................   1994    421,000    315,750          0     96,600     40,000    478,827    165,302
 Chief Executive Officer .......................   1993    390,000    240,000          0     83,200     35,600     98,410    211,681

Ronald L. Rickman ..............................   1995    304,400    188,728      5,000     60,000     20,000    351,948     55,194
 Vice-President-Newspapers .....................   1994    289,920    176,851          0     51,750     20,000(5) 341,750    100,994
                                                   1993    270,400    170,352          0     56,800     31,200     64,077    154,962

Gary N. Schmedding .............................   1995    237,900    198,667      5,000     60,000     20,000    169,791     48,463
 Vice-President-Broadcast ......................   1994    220,240    165,180          0     51,750     20,000(5) 242,098    107,623
                                                   1993    206,000    119,975          0     35,000     20,800     43,509     78,539

Floyd Whellan ..................................   1995    166,200     76,480      5,000     20,000      6,000    200,049     25,391
 Vice-President - ..............................   1994    166,200     66,480          0     17,250      6,000    170,308     51,010
 Human Resources ...............................   1993    160,200     52,800          0     16,000      6,800     37,972     51,734

Larry L. Bloom (2)..............................   1995    216,300    141,802      2,500     40,000     15,000          0     39,126
Vice President - Finance .......................   1994    206,000    136,240     72,087     34,500     15,000          0     31,728
and Chief Financial Officer1993 ................            73,790     65,256          0     11,200      6,400          0          0

(1) The Executive Compensation Committee of the Company meets each November following the conclusion of the Company's fiscal year to determine among other things, the amount of the annual bonus to be awarded and the long term compensation grants to be made, if any, for the fiscal year just concluded.

         The Summary Compensation Table includes the value of shares of restricted stock and the number of stock option shares granted by the Executive Compensation Committee under the Company's 1990 Long Term Incentive Plan in each of the years indicated for the corresponding fiscal year.

(2) Mr. Bloom joined the Company in May, 1993. Mr. Bloom was paid additional compensation in 1994 in accordance with the Company's Relocation Policy to compensate him for certain costs and expenses incurred in connection with his relocation to the Company's corporate office.



(3) Represents matching payments made by the Company to charitable organizations designated by the executive officer.

(4) The amounts shown represent shares of restricted stock in the following amounts granted to the named individuals in 1993, 1994 and 1995, respectively: Mr. Gottlieb, 5,200, 5,600, and 5,600 shares; Mr. Rickman, 3,550, 3,000 and 3,000 shares; Mr. Schmedding, 2,250, 3,000 and 3,000 shares; Mr. Whellan, 1,000, 1,000 and 1,000 shares; and Mr. Bloom, 2,000 and 2,000 shares. The restricted stock awarded in 1993, 1994 and 1995 will vest on the third anniversary of the grant date. Holders of restricted stock are entitled to receive all cash dividends paid in respect thereof during the restricted period. At September 30, 1995, the number and market value of shares of restricted stock (including those awarded in November, 1995 but excluding those shares described in paragraph (6)(b) below) held by each of the named executive officers were as follows: Mr. Gottlieb, 16,400 shares ($355,675); Mr. Rickman, 9,550 shares ($207,116); Mr.
         Schmedding, 8,250 shares ($178,922); Mr. Whellan, 3,000 shares ($65,063); and Mr. Bloom, 4,700 shares ($101,931).

(5) Includes replacement (reload) options awarded at exercise of non-qualified options with payment made with restricted stock; the replacement options were awarded to the following executive officers: (a) 1993 Mr. Rickman 7,000 shares; and Mr. Schmedding, 5,400 shares, (b) 1995 Mr. Gottlieb 7,906 shares.

(6) The amounts shown represent the aggregate of (a) cash distributions to the named individuals under the Company's 1990 Long Term Incentive Plan in 1993, 1994, and 1995 for the three year performance cycles ending in those years;
         (b) the value at September 30, 1995 of restricted stock awarded in November, 1992 and vesting in November, 1995 for Mr. Gottlieb ($230,669), Mr. Rickman ($121,714), Mr.
         Schmedding ($93,492), and Mr. Whellan ($73,100); and
         (c) payments in 1994 and 1995 to distribute accrued deferred compensation account balances at September 30, 1994 and 1995 payable under the phaseout of the 1962 Deferred Compensation Unit Plan (discontinued in 1989). The 1994 and 1995 deferred compensation distributions, respectively, to the named executive officers and included in column (h) were as follows: Mr. Gottlieb, $15,270 and 310,751; Mr. Rickman, $25,991 and 230,234; Mr. Schmedding, $26,473 and 76,299; and
         Mr. Whellan, $10,100 and 126,948.

(7) The amounts shown represent contributions by the Company on behalf of the named individuals to the Company's Retirement Account Plan and Supplemental Retirement Account, which as to the named executive officers in 1995 were as follows:
         Mr. Gottlieb, $94,092; Mr. Rickman, $55,194; Mr. Schmedding, $48,463; Mr. Whellan, $25,391; and Mr. Bloom, $39,126.

Option Grants In Last Fiscal Year


                                                                       Individual Grants


             (a)                              (b)        (c)            (d)                (e)         (f)



                                                                    % of Total
                                                                    Options                                                  Grant
                                                    Options         Granted to          Exercise                             Date
             Name                                   Granted         Employees            Price         Expiration           Present
                                                              In Fiscal Year             ($/Sh)           Date              Value($)
                                                      (1)                                                                      (2)
             ----                                   -------         ----------         ---------       ----------           --------

Richard D. Gottlieb ....................             40,000            17.0%             $ 20           08-Nov-05           $259,896
                                                      7,906 (3)         3.4%               20           11-Nov-00             92,975

Ronald L. Rickman ......................             20,000             8.5%               20           08-Nov-05            129,360

Gary N. Schmedding .....................             20,000             8.5%               20           08-Nov-05            129,360

Floyd Whellan ..........................              6,000             2.6%               20           08-Nov-05             38,808

Larry L. Bloom .........................             15,000             6.4%               20           08-Nov-05             97,608

(1) The options granted to the named individuals were determined by the Executive Compensation Committee in November, 1995 following review of each individual's performance in fiscal year 1995, and become exercisable in installments of 30% of the original grant on each of the first and second anniversaries of the grant date and 40% on the third anniversary. All options are for Common Stock and have an exercise price equal to the closing market price of the stock on the grant date. The lesser of 25% or the maximum number of shares permitted by law are designated as incentive stock options, and the balance are non-qualified options. All options were granted under the Company's 1990 Long Term Incentive Plan, the provisions of which, among other things, allow an optionee exercising an option to satisfy the exercise price and withholding tax obligations by electing to have the Company withhold shares of stock otherwise issuable under the option with a fair market value equal to such obligations. The Plan also permits an optionee exercising an option to satisfy the exercise price by delivering previously awarded restricted stock or previously owned Common Stock. The limitations accompanying the restricted stock remain in effect and apply to the corresponding number of shares issued upon the stock option exercise until they lapse according to their original terms.

     (2) The "grant date present value" is a hypothetical value determined under the Black-Scholes Option Pricing Model. It is one of the methods permitted by the Securities and Exchange Commission for estimating the present value of options. The Company's stock options are not transferrable, and the actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables such as the volatility of the Company's stock price and prevailing interest rates, so there is no assurance that an individual will actually realize the option values presented in this table.

     (3) Replacement (reload) option awarded at exercise of a non-qualified option with payment made with restricted stock. The exercise price of the replacement option is the closing market price of the Company's Common Stock on the award date, and the replacement option has a term equal to the remaining term of the option exercised.

                Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year End Option Values

                    (a)                (b)                   (c)                     (d)                    (e)
                                                                                                          Value of
                                                                                  Number of              Unexercised
                                                                                 Unexercised             In-the-Money
                                     Shares                 Value                 Options at             Options at
                                   Acquired On            Realized                FY End (#)              FY End ($)
        Name                       Exercise (#)              ($)                 Exercisable/            Exercisable/
                                                                                Unexercisable           Unexercisable
                                      (1)                    (2)                     (3)                     (4)
        ----                       ------------          ----------             -------------           -------------

Richard D. Gottlieb                  40,000              $  457,500                 387,492              $3,200,652
                                                                                    128,920                 566,233

Ronald L. Rickman                    40,000                 335,000                 214,476               1,836,037
                                                                                     68,940                 308,596

Gary N. Schmedding                   10,000                  91,684                 126,872               1,087,145
                                                                                     60,380                 258,861

Floyd Whellan                         7,960                  35,323                 111,678                 922,284
                                                                                     24,360                 115,248

Larry L. Bloom                            0                       0                   2,520                  16,733
                                                                                     33,880                 127,730

(1) All options are for Common Stock and were granted under the Company's 1982 Incentive Stock Option Plan or the 1990 Long Term Incentive Plan.

(2) Market value of underlying securities at exercise date minus the exercise price.

(3) Options granted under the Company's 1990 Long Term Incentive Plan become exercisable in three installments over a period of three years from the date of grant. The number of unexercisable options shown includes those granted by the Executive Compensation Committee in November, 1995 for the fiscal year just concluded.

(4) Market value of underlying securities at September 30, 1995 ($21.69), minus the exercise price.


Long Term Incentive Plans - Awards in Last Fiscal Year

         The Executive Compensation Committee decided in January, 1993 to cancel, as to executive officers of the Company, outstanding performance units awarded for three year performance cycles ending in 1993 and 1994. The Committee recognized that such termination would have an adverse financial impact for the Company's executive officers, and determined in November, 1993 and 1994 to pay each executive officer, in cash, a discretionary amount equal to one-half of the value of performance units earned at the end of the 1993 and 1994 cycles. Each executive officer named in the Summary Compensation Table (except Mr. Bloom, who was not affected by the Committee's decision) received payment in cash, the amount of which is shown in column (h) of the Table.


         The Committee further determined in November, 1992 not to make any performance unit awards in future fiscal years under the Company's Long Term Incentive Plan. The Committee made its decisions after careful examination of the Plan, the award of performance units thereunder, and the relationship between award performance and the compensation objectives of the Committee for executive officers of the Company. The Committee does not intend to make performance unit awards during fiscal year 1996.

Pension Plans

         Under the Company's Retirement Account and Supplementary Benefit Plans, the Company matches employee contributions up to 5% of employee compensation and, in addition, contributes 6.2% of a participant's total compensation plus an additional 5.7% of such compensation in excess of $60,600. These retirement plans are defined contribution plans and were adopted in 1980 to replace the Company's Pension Plan, a defined benefit plan. The Company and employee contributions are invested and the total amount standing to each employee's credit is paid following his or her retirement. The amounts credited in fiscal 1995 under the Retirement Account and Supplementary Benefit Plans to the accounts of the persons listed in the Summary Compensation Table were as follows: Mr. Gottlieb, $94,092; Mr. Rickman, $55,194; Mr. Schmedding, $48,463; Mr. Whellan, $25,391; and Mr. Bloom, $39,126.

         The Company's Pension Plan was superseded in 1980 by the Retirement Account Plan. Annual benefits under the Pension Plan payable upon retirement at age 65 to the individuals listed in the Summary Compensation Table are as follows: Mr. Gottlieb, $none; Mr. Rickman, $11,574; Mr. Schmedding, $1,376; Mr. Whellan, none; and Mr. Bloom, none.


Executive Agreements

         The Company is obliged under written agreements to pay to Messrs. Gottlieb, Rickman, Schmedding and Whellan a multiple of three times the executive officer's base salary in the event of termination of his employment without cause. The Company determined in 1991 not to enter into such agreements in the future with its executive officers.


Performance Presentation

         The following graph compares the yearly percentage change in the cumulative total shareholder return of the Company, the Standard & Poor's (S &
P) 500 Stock Index, and the S & P Publishing/Newspapers Index, in each case for the five years ending September 30, 1995. Total shareholder return is measured by dividing (a) the sum of (i) the cumulative amount of dividends declared for the measurement period, assuming dividend reinvestment and (ii) the difference between the issuer's share price at the end and the beginning of the measurement period, by (b) the share price at the beginning of the measurement period.













The (S & P) 500 Stock Index includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S & P Publishing/Newspapers Index, which is also weighted by market capitalization, includes the following six publishing companies:
Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company, Dow Jones & Company, Inc. and Tribune Company.

Report of the Executive Compensation Committee of the Board of Directors on Executive Compensation

The Committee

         The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of four independent outside directors. No executive officer of the Company is a member of the Board of Directors of any company with which a member of the Committee is affiliated. The Board of Directors has delegated to the Committee the authority to review, consider and determine the compensation of the Company's executive officers and other key executive employees and, in accordance with Rule 16b-3 of the Exchange Act, make the final determination regarding awards of stock options, restricted stock, and other stock-based awards to such persons.


Compensation Policies

         The Committee operates on the principle that the compensation of the Company's executive management, including its Chief Executive Officer and the other executive officers named in the Summary Compensation Table, should be competitive with compensation of executive management at comparable companies but should not be at the top of any range derived from such comparisons. The Committee also follows a policy of basing a significant portion of the cash compensation of senior executive officers on the operating performance of the Company, and of other members of the executive management team on the performance of the enterprises units or functions over which they exercise significant management responsibility. The Committee's policies are designed to assist the Company in attracting and retaining qualified executive management by providing competitive levels of compensation that integrate the Company's annual and long term performance goals, reward strong corporate performance, and recognize individual initiative and achievements. The Committee also believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in the linking management's and stockholders' interests in the enhancement of stockholder value.

         The Company's executive compensation program is comprised of three elements: (1) base salary; (2) annual incentive bonus; and (3) long term incentive compensation.


Base Salary

         Salary levels for executive management are set so as to reflect the duties and level of responsibilities inherent in the position, and to reflect competitive conditions in the lines of business in which the Company is engaged in the geographic areas where services are being performed. Comparative salaries paid by other companies in the industries and locations where the Company does business are considered in establishing the salary for a given position. The Company participates annually in the Towers Perrin Media Industry Compensation Survey, which is widely used in its industry and gives relevant compensation information on executive positions. The Company strives to place fully competent and highly performing executives at or above the median level of compensation, as reported annually in the Towers Survey.

         The Towers Survey provides annual compensation analyses for executives in the media industry based on revenues, industry segments including publishing and broadcasting, and market type and size. The statistical information, including revenues and compensation levels, provided by survey participants is utilized by the Towers Survey to develop statistical equations based on revenues, industry segments and markets. These equations, along with other data, are used by the Company to determine the median and other levels of compensation of the executive management of media companies with profiles comparable to that of the Company. Base salaries for executives named in the Summary Compensation Table are reviewed annually by the Committee taking into account the competitive level of pay as reflected in the Towers Survey. In setting base salaries, the Committee also considers a number of factors relating to the particular executive, including individual performance, level of experience, ability and knowledge of the job. Base salaries were increased in 1995 for executive management by 8.3% on a composite basis. The Committee believes the base salary levels are reasonable and necessary to retain these key employees.


Annual Incentive Bonus Program

         The purpose of the annual incentive bonus program is to motivate and reward executive management so that they consistently achieve specific financial targets, and are compensated for the accomplishment of certain non-financial objectives. These targets and objectives are reviewed and approved by the Committee annually in conjunction with its review of the Company's strategic and operating plans. A target bonus level, stated as a percent of year end salary, is established for each member of the executive management team, other than executive officers, by the executive officer exercising responsibility over an enterprise unit or function. For executive officers other than the Chief Executive Officer, the bonus level and achievement targets are determined by the Chief Executive Officer and approved by the Committee. Similarly, the Committee determines the annual bonus opportunity and performance objectives of the Chief Executive Officer. While the annual incentive bonus awards for executives other than the Chief Executive Officer are generally approved upon the recommendation of the Chief Executive Officer, the Committee retains the right to adjust the recommended bonus awards to reflect its evaluation of the Company's overall performance.


Long Term Incentive Plan

         Under the Company's Long Term Incentive Plan, the Committee is authorized, in its discretion, to grant stock options, restricted stock awards, and performance units payable in cash or restricted stock of the Company, in such proportions and upon such terms and conditions as the Committee may determine. The Committee meets in November of each year to evaluate the performance of the Company for the preceding fiscal year and determine the annual incentive bonus and long term incentive awards of executive management of the Company, for the fiscal year just ended. In November, 1995 the Committee made the following determinations with respect to long term compensation for the Company's executive management.

Performance Unit Awards

         As noted above, performance unit awards made in 1990 and 1991 for the three year cycles ending in 1993 and 1994 were cancelled, as to executive officers, by the Committee in January, 1993. The Committee agreed to permit completion of the three year cycles and related performance unit awards previously made for persons other than executive officers, but made no performance unit awards for the three year cycles commencing in fiscal years 1993 and 1994. The Committee has considered and will continue to consider, in addition to objective performance criteria, certain non-quantitative factors including the accomplishment of specific goals established by the Board of Directors and the Committee in connection with long term compensation to executive officers for 1995 and succeeding years.

Stock Option Grants

         The number of stock options granted to each executive officer in 1995 was determined by dividing a specified dollar amount for the grant by a hypothetical fair market value of the stock option as of the grant date, based upon the Black-Scholes Option Pricing Model. The more responsible the executive officer's position, the greater the dollar amount of the grant. All stock options granted have an exercise price equal to the fair market value of the Common Stock at time of grant. In order to assure the retention of high level executives and to tie the compensation of those executives to the creation of long term value for shareholders, the Committee provided that these stock options generally vest in specified portions over a three year period.


Restricted Stock Awards

         In November, 1995, the Committee granted to executive officers and other key employees awards of restricted stock, which represent shares of the Common Stock and which the recipient cannot sell or otherwise transfer until the applicable restriction period lapses. The number of shares of restricted stock awarded is generally determined by dividing a specified dollar amount for the target award by the fair market value of the Company's Common Stock on the date such awards are approved. The number of shares then determined is reviewed by the Committee and may be increased or decreased to reflect a number of criteria including, but not limited to, the Company's past operating performance, the individual executive's role in accomplishment of the Company's operating objectives, and that individual's potential for long term growth and contribution to the Company's strategic objectives. Restricted stock awards are also intended to increase the ownership of executives in the Company, through which the value of long term stockholder ownership and growth can be enhanced.

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers in any taxable year beginning on or after January 1, 1994. Performance-based compensation and payments in respect of binding obligations entered into prior to February 17, 1993 are not subject to the deduction limit if certain requirements are met. As more fully described in Proposals 2 and 3 below, the Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with Section 162(m).

Compensation of Chief Executive Officer

         The Committee determined the 1995 base salary for the Company's Chief Executive Officer, Richard D. Gottlieb, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above. The annual bonus paid to Mr. Gottlieb for 1995 was based upon a subjective evaluation of the performance of the Company in relation to past years and the performance of comparable media companies, and to a lesser extent, his accomplishment of certain non-financial performance objectives. In making that evaluation, the Committee gave particular weight to the consistently high performance of the Company in relation to its peers in revenue growth, operating income growth, and operating cash flow growth, which contributed in 1994 and 1995 to record levels of revenue, operating income and operating cash flow. When examining the performance of peer group companies for the current and past three years, the Committee found the Company's performance, overall and in its primary business segments of newspaper publishing and broadcasting, to be equal to or better than the median performance of its peer group in all categories.

         The Committee made long term compensation awards of stock options and restricted stock to Mr. Gottlieb in 1995 by applying the same criteria described for the determination of such awards to other executive officers of the Company. The Committee did not consider past stock options and restricted stock grants to Mr. Gottlieb in determining the amount of his 1995 grants. The Committee did consider the consistently exceptional performance of the Company, as more particularly described above, in the final determination of such grants.

Executive Compensation Committee Participation

         The current members of the Executive Compensation Committee are Phyllis Sewell, Chairman, Mark Vittert, Rance E. Crain and
Andrew E. Newman.

                                   PROPOSAL 2

                   APPROVAL OF ANNUAL INCENTIVE BONUS PROGRAM
                               FOR KEY EXECUTIVES

         Under section 162(m), which was added to the Internal Revenue Code of 1993, in order for compensation in excess of $1,000,000 for any taxable year paid to a person named in the Summary Compensation Table and employed by the Company on the last day of the taxable year to be deductible by the Company, such compensation must qualify as "performance-based". The Executive Compensation Committee (the "Committee") has adopted terms, subject to stockholder approval, under which annual cash incentive compensation to be paid to named executive officers subject to section 162(m) would be performance-based for purposes of exemption from the limitations of section 162(m). The terms adopted by the Committee are as follows:

  - The class of persons covered consists of those key executives of the Company who are from time to time members of the CEO Executive Group (or successor designation, or other successor group of executives, if any) and such other executive officers as are from time to time designated by the Committee.

  - The performance criteria for the annual incentive bonus program to covered executives for performance years 1997 and thereafter will be limited to objective tests based on one or more of the following: earnings, cash flow, customer satisfaction, revenues, financial growth, return and margin ratios, market performance, and total shareholder return, any of which may be measured either in absolute terms or as compared to another company or companies. Use of any other criterion will require ratification by stockholders if failure to obtain such approval would jeopardize the tax deductibility of future incentive payments.

  - In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount.

  - There will be a maximum individual annual cash incentive amount limit equal to 100% of the annual base salary of any covered executive for any performance year. This annual incentive payment maximum will not be increased without ratification by stockholders if failure to obtain such approval could result in future annual incentive payments not being tax deductible.

         It should be noted  that  while the  Committee's  intent is to  prevent section 162(m) from limiting the deductibility of annual incentive compensation payments, final regulations and guidance for section 162(m) have not been adopted by the Internal Revenue Service. For this reason, and because of possible unforeseen future events, it is impossible to be certain that all annual incentive compensation paid by the Company to named executive officers will be tax deductible. The foregoing shall not preclude the Committee from making other compensation payments under different terms even if they do not qualify for tax deductibility under section 162(m).

Hypothetical Payments Based On 1995 Results

         As discussed above, awards under the terms adopted by the Committee will be based upon performance goals to be established with respect to fiscal 1997 and future years. No incentive compensation under these terms has yet been earned by any covered executive, since the performance periods have not yet commenced. Accordingly, the amount of annual incentive compensation to be paid in the future to the Company's current or future named executive officers subject to section 162(m) cannot be determined at this time, since actual amounts will depend on actual performance measured against the attainment of the Committee's pre-established performance goals and on the Committee's discretion to reduce such amounts. The annual incentive compensation actually earned in fiscal 1995 by the named executive officers is included in the Summary Compensation Table on page , and the Committee believes that amounts in excess of $1 million qualify for tax deductibility by the Company under existing law and applicable regulations. In fiscal 1996 and thereafter, the Company will not be entitled to a deduction to the extent that the aggregate of salary and bonus payments and the value of restricted stock awards vesting in that year exceeds $1 million to a named executive officer. Had this proposal been in effect for 1995, and for 1996, the Committee believes that Section 162(m) would not have affected the compensation paid as reported in the Summary Compensation Table on
page     for the named executive  officers in 1995, and will not affect anticipated compensation for 1996.

         The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
             THE ANNUAL INCENTIVE BONUS PROGRAM FOR KEY EXECUTIVES.

                                   PROPOSAL 3

           APPROVAL OF AMENDMENT TO THE 1990 LONG TERM INCENTIVE PLAN TO PRESERVE THE TAX DEDUCTIBILITY OF CERTAIN PLAN COMPENSATION

         The Company is proposing an amendment to the Company's 1990 Long Term Incentive Plan (the "LTIP"), which was approved by the stockholders in
1990, to conform the LTIP to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as discussed below, by placing an annual limit on the maximum aggregate number of shares available for stock options that may be granted to any participant under the LTIP. Certain of the material terms of the LTIP are described above and the specific terms and conditions of the LTIP are set forth in the full text of the LTIP included as Exhibit A to this Proxy Statement. The attention of the stockholders is directed to that Exhibit so they may acquaint themselves fully with all of the terms and conditions of the LTIP. The Board of Directors has determined that the appropriate annual award limitation is 200,000 shares of the Company's Common Stock. The text of the amendment is contained in the second sentence of Section 2.1, Authority of Committee, in the LTIP.

         Section 162(m) of the Internal Revenue Code and the proposed regulations (the "Regulations") issued thereunder by the Internal Revenue Service generally disallow a tax deduction to public companies for compensation over $1 million paid to certain executive officers in any taxable year beginning on or after January 1, 1994. Performance-based compensation will not be subject to the deduction limit if certain requirements are met. Stock options generally are deemed to be performance-related compensation if certain criteria have been met by the plan under which they are issued, including a limit on the number of stock options which may be granted to any individual during a specified period. In addition, prior to the payment of any awards, the plan must be approved by a vote of a company's stockholders. Adoption of this amendment does not reflect a material change in the LTIP or the Company's current compensation policies and practices but merely brings the plan into compliance with Section 162(m) and the Regulations.

         The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal. The amendment to the LTIP becomes effective upon its approval by the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE LTIP TO PLACE A 200,000 ANNUAL LIMIT ON THE MAXIMUM AGGREGATE NUMBER OF SHARES AVAILABLE FOR OPTIONS THAT MAY BE GRANTED TO ANY PARTICIPANT.

                                   PROPOSAL 4

                        APPROVAL OF AMENDED AND RESTATED
                        1977 EMPLOYEE STOCK PURCHASE PLAN

         In 1977 the stockholders approved the Company's 1977 Employee Stock Purchase Plan (the "ESPP") and authorized it to be funded with 2,400,000 shares (adjusted for stock dividends and splits). At the 1987 annual meeting the stockholders approved an amendment authorizing an additional 1,000,000 shares of Common Stock to be sold under the ESPP.

          As of April 30, 1995, only 218,000 shares (after adjustment for the 1995 stock split) were available and it is estimated that at least 110,000 shares will be used in the 1995-96 offering. If the program is to continue, it is necessary to authorize additional shares of Common Stock for future use.

         First Chicago Trust Company of New York ("First Chicago") has been designated by the Company as its agent to administer the Plan for participants, maintain records, send statements of account to participants and perform other duties relating to the ESPP. First Chicago will hold for safekeeping the shares purchased for participants until termination of participation in the ESPP or receipt of a written request from a participant for all or part of his or her shares. Certificates will not be issued to participants for shares credited to their account unless they so request of the Company in writing or until a participant's account is terminated. Shares purchased under the ESPP and held by First Chicago will be registered in its name or the name of one of its nominees as agent for participants in the ESPP. If First Chicago should resign or otherwise cease to act as Plan administrator, the Company will make such other arrangements as it deems appropriate for the administration of the ESPP.

         Under the ESPP, Common Stock is offered for purchase by eligible employees who elect to participate. The Company grants options to purchase such stock at a price equal to 85% of the market value of the stock on the date of grant of such options (the "grant date"), or 85% of such value on the date the options expire (the "exercise date"), which is not more than one year from the date of grant. Participants pay for such stock through periodic payroll deductions which must be not less than $5 per week nor more than 15% of a participant's base pay earned in the payroll period.

         If participation is not terminated as explained below, at the Exercise Date participants will be issued the number of shares of Common Stock (including fractional shares) which can be purchased at the purchase price for the amount accumulated in their payroll deduction accounts during the option period.

         Participants in the ESPP may also have cash dividends on all of their shares automatically reinvested through First Chicago's purchase of the Company's Common Stock on the open market. The purchase price of shares purchased by First Chicago for participants will be the amount paid on the open market, rather than a price which is the lesser of 85% of the Grant Date market value or 85% of the Exercise Date market value. No commission or service charge is paid by participants in connection with purchases of Company Common Stock with reinvested dividends under the ESPP.

         Directors and elected officers of the Company are not eligible to participate in the ESPP, nor are employees who directly or indirectly own 5% or more of the Company's stock, employees who have been employed less than one year, or part-time employees. All other employees of the Company and of the Company's eligible subsidiaries (50% or more owned by the Company) are eligible to join.

         The Company has made 18 offerings under the ESPP. The price at which shares have been sold each year has ranged from $1.96 to $14.90. It is proposed that 1,400,000 shares of Common Stock be authorized to be sold under the ESPP in the future; this should last approximately 10 years based on prior rates of subscription.

Federal Tax Consequences

         Under the Internal Revenue Code, participants in the ESPP will not realize taxable income either on the Grant Date or the Exercise Date. If shares purchased under the ESPP are disposed of more than two (2) years after the Grant Date, participants will realize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares over the option price on the Grant Date, or (b) the excess of the sale price of the shares (or the fair market value if disposed of by gift or a death) over the purchase price. Moreover, if the shares are sold, long-term capital gain or loss will be realized equal to the difference between the selling price and the purchase price of the shares after such purchase price has been increased by any amount required to be realized as ordinary income.

         If the shares are disposed of prior to two (2) years after the Grant Date, participants will realize ordinary income equal to the difference between the price paid for the shares and their fair market value on the Exercise Date. Additionally, if the shares are sold, capital gain or loss will be realized equal to the difference between the selling price and the purchase price of the shares after such purchase price has been increased by the amount required to be realized as ordinary income. Whether such capital gain or loss is long-term or short-term depends on whether the shares are held for more or less than one year.

         Cash dividends and other distributions on shares of stock held on behalf of participants by First Chicago will be subject to the same income tax treatment that would apply had the participants received the distribution directly. For example, cash dividends received by First Chicago will be taxable to participants as ordinary dividend income. The participants will recognize no tax consequences resulting from the purchase of shares on their behalf by First Chicago and will have tax basis in these shares equal to the amount paid for them.

         Participants may voluntarily terminate participation in the ESPP, and participants whose employment with the Company or a designated subsidiary is terminated for reasons other than retirement, disability or death shall automatically cease to participate in the ESPP. In either event the balance in such participant's deduction account shall be paid to him or her and any Company Common Stock purchased in a previous ESPP offering shall, upon written notification from the participant, be transferred to the participant and any fractional shares shall be paid to the participant in cash. Participants who voluntarily terminate participation shall forfeit any right to participate in the next succeeding stock offering, if any, under the ESPP. If a participant's employment is terminated due to retirement, disability or death, the participant or his or her beneficiary or legal representative will be entitled to elect to have the balance in his or her deduction account either paid in cash or applied toward purchase of Company stock and any Company Common Stock purchased in a previous Plan offering, upon written notification from the participant, shall be transferred to the participant and any fractional shares shall be paid to the participant in cash. Except as stated, participants may withdraw any amounts withheld by payroll deduction in the ESPP.

         The foregoing summary does not contain all of the details of the Employee Stock Purchase Plan and is qualified by and expressly subject to, the specific terms and conditions of the ESPP itself as set forth in Exhibit B to this Proxy Statement. The attention of the stockholders is directed to that Exhibit so they may acquaint themselves fully with all of the terms and conditions of the ESPP.

         The Board of Directors believes that the ESPP is important as an incentive to increased stock ownership by its eligible employees and that the continuation of the Plan is in the best interests of the Company and its stockholders. The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for approval of the ESPP, as amended and restated herein.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1977 EMPLOYEE STOCK PURCHASE
PLAN.

                                   PROPOSAL 5

             APPROVAL OF 1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

         The Board of Directors of the Company believes that adoption of the Company's 1996 Stock Plan for Non-Employee Directors (the "Stock Plan") will encourage non-employee directors to increase their ownership of shares of the Company's Common Stock and thereby link their interests more closely with the interests of the other stockholders of the Company. Adoption of the Stock Plan will also assist the Company in attracting and retaining non-employee directors of outstanding ability and in providing compensation opportunities which are competitive with those of other major corporations. Equally important, adoption of the Stock Plan will enable these directors to participate in the long term growth and financial success of the Company.

         In furtherance of these goals, stockholders are being asked to approve the adoption of the Stock Plan and to authorize the Board of Directors to reserve for the Stock Plan an aggregate of 50,000 shares of the Company's Common Stock (as such number may be adjusted for stock splits and dividends and certain other corporate changes in accordance with the Stock Plan). The Stock Plan will have no expiration date except that awards may not be granted in excess of the 50,000 shares of Common Stock which have been reserved for award. The following summary sets forth the principal features of the Stock Plan, which is qualified in its entirety by the complete text of the Stock Plan set forth in Exhibit C to this Proxy Statement.

         Awards may be granted only to non-employee directors of the Company. Awards may not be granted to any person who is an employee of the Company or of any subsidiary of the Company.

         An award of 500 shares of the Company's Common Stock will be made automatically to each non-employee director on the first business day of June of each year, beginning on June 3, 1996. No consideration will be paid by a participant upon award of the shares. A non-employee director who is elected by the Board of Directors to fill a vacancy or newly created directorship between annual meetings of stockholders will automatically receive 500 shares of Common Stock on the first business day of the fourth month after the date on which he or she takes office.

         Non-employee directors will also have the right to elect in writing to receive all or fifty percent (50%) of the compensation described above in "Compensation of Directors", which would otherwise be payable in cash, in shares of Common Stock, commencing with the effective date of the Plan. The number of shares so awarded will be determined by dividing the amount of the compensation to be paid by the closing price of the Company's Common Stock as reported for New York Stock Exchange-Composite Transactions on the trading day immediately preceding the date of payment and rounding to the nearest whole number. Elections under this section must be made at least six months prior to the date on which the stock payment is to be made. A non-employee director's election will remain in effect from year to year until changed by the participant. A change in an election must be made at least six months in advance of the effective date of the change.

         The Stock Plan will be administered by the Chief Executive Officer of the Company (the "Administrator"), who will be authorized to interpret the
Plan but have no authority with respect to the selection of directors to receive awards, the number of shares subject to the Plan or each grant thereunder, or the price or timing of awards to be made except as provided below. The Administrator shall have no authority to increase materially the benefits under the Stock Plan. The Administrator may amend, suspend or terminate the Stock Plan as he or she shall deem advisable but may not amend the Stock Plan without further approval of the stockholders if such approval is required by law, and may not amend the Stock Plan provisions relating to the amount, price, and timing of awards more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, or the rules and regulations thereunder. The determinations of the Administrator are final, binding and conclusive upon all persons. Adjustments shall be made in the number and kind of shares subject to the Stock Plan for stock splits or stock dividends.

Federal Tax Consequences

         The non-employee directors will be considered to have earned directors' compensation at the time of the stock awards. The amount of taxable compensation will equal the fair market value of the shares on the date awarded. This treatment applies to minimum awards and elective awards of Common Stock.

Other Information

If the Stock Plan had been in effect during the year ended September 30, 1995, the following table sets forth the benefits that would have been received by the 8 persons eligible to participate in the Stock Plan.

                                  Dollar                              Number
Name                             Value($)                           of Units
----                             --------                           --------



Non-Executive
  Director Group                            $         (1)              4,000
                                             ---------



(1) Based on the closing price of the Common Stock on December
8, 1995.

         The affirmative vote of a majority of the voting power of all Common Stock and Class B Common Stock present in person or by proxy, voting as a single class, a quorum being present, will be required for the approval of the foregoing proposal. The Stock Plan becomes effective upon its approval by the stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 1996 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of McGladrey & Pullen, LLP, Certified Public Accountants, has been designated by the Board of Directors of the Company to audit the financial statements of the Company, its divisions and subsidiaries, for the fiscal year to end September 30, 1996. Said firm has audited the Company's accounts since 1960 and is considered to be well qualified.

         Representatives of McGladrey & Pullen will be present at the 1996 annual meeting and will be afforded the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1997 annual meeting of the Company must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by August 15, 1996.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock or Class B Common Stock to file initial reports of ownership and reports of changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in its proxy statement any failure to file by these dates during the Company's 1995 fiscal year.

         Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements applicable to its executive officers and directors were satisfied.

                                  OTHER MATTERS

         The Management of the Company knows of no matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the meeting, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote in accordance with their best judgment.

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may, without extra remuneration, solicit proxies personally or by telephone or telegraph. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of stock held of record and will reimburse such persons for their expenses. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay an amount which it is estimated will not exceed $7,000 plus expenses.


                                           /s/ Richard D. Gottlieb
                                           -------------------------------------
                                           RICHARD D. GOTTLIEB
                                           President and Chief Executive Officer

                         LEE ENTERPRISES, INCORPORATED
                   PROXY FOR ANNUAL MEETING--FEBRUARY 1, 1996

            COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK

         Lloyd G. Schermer and Richard D. Gottlieb, or either of them, each with power of substitution, are authorized to vote all shares of Common Stock and Class B Common Stock which the undersigned is entitled to vote at the annual meeting of stockholders of Lee Enterprises, Incorporated to be held February 1, 1996 and at any adjournment thereof, on the following matters.

         Management recommends a vote FOR:

1.  ELECTION OF DIRECTORS


         ---      FOR all nominees listed below (except as marked to
         ---      the contrary below).

         ---      WITHHOLD AUTHORITY to vote for all nominees listed
         ---      below.



    Nominee                                         Term
    -------                                        -------

    Rance E. Crain                                 3 years
    Richard D. Gottlieb                            3 years
    Phyllis Sewell                                 3 years
    Richard W. Sonnenfeldt                         1 year

   2. Approval of the Company's Annual Incentive Bonus Program for Key Executives as described in Proposal 2 in the Proxy
Statement;

   3. To amend the Company's 1990 Long Term Incentive Plan as described in Proposal 3 in the Proxy Statement;

   4.  To amend and extend the Company's 1977 Employee Stock
Purchase Plan as described in Proposal 4 in the Proxy Statement;

   5.  To approve the Company's 1996 Stock Plan for Non-Employee
Directors; and

   6. In their discretion, upon such other matters as may prop erly come before the meeting.

         (Continued and to be signed on reverse side)

         THIS PROXY IS SOLICITED BY MANAGEMENT.  EVERY
         PROPERLY SIGNED PROXY WILL BE VOTED AS
         DIRECTED.  UNLESS OTHERWISE DIRECTED, PROXIES
         WILL BE VOTED FOR ITEMS 1 THROUGH 5, INCLUSIVE,
         AND IN THE DISCRETION OF MANAGEMENT IN CONNECTION
         WITH ITEM 6.


         DATED:            , 199  .        ------------------------------------
                -----------     --
                                           Signature



                                           -------------------------------------
                                           Signature



(PLEASE sign exactly as your name appears hereon. Executors, administrators, trustees, custodians, etc. should give full title. If shares are registered in joint names, each owner should sign.)